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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements No. 333-78295, No. 333-48154, No. 333-48156, No. 333-65130, No. 333-83818 and No.
333-99385 of BUCA, Inc. and Subsidiaries on Form S-8 of our report dated January 29, 2003, appearing in the Annual Report on Form 10-K of BUCA, Inc. and Subsidiaries for the fiscal year ended December 29, 2002.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 25, 2003